Exhibit 10

THIRD AMENDMENT TO TECHNOLOGY LICENSE AGREEMENT

This THIRD AMENDMENT TO TECHNOLOGY LICENSE AGREEMENT (“Third Amendment”) is made and entered into as of the 16th day of November, 2021, by and between THOMAS J. SHAW, a resident of the State of Texas ("Licensor'') and RETRACTABLE TECHNOLOGIES, INC., a Texas corporation ("Licensee"), and relates back to the execution date of the original Technology License Agreement as set forth in the Recitals below.

RECITALS

Licensor and Licensee previously entered into a Technology License Agreement dated June 23, 1995. The Technology License Agreement was amended by the First Amendment to Technology License Agreement dated July 3, 2008 and by the Second Amendment to Technology License Agreement dated September 7, 2012 (as twice amended, collectively, the "Technology License Agreement").

Licensor and Licensee desire to further amend the Technology License Agreement to provide additional protections to Licensor and to Licensee in the event of a hostile takeover of Licensee by a third party and to provide additional assurance that Licensed Products shall continue to be available for distribution and sale to purchasers and end users.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, Licensor and Licensee hereby agree as follows:

1.            New Item 3. of SECTION ONE, SUBJECT MATTER. The existing Item 3 of Section One, Subject Matter, is hereby deleted in its entirety and the following new Item 3 is hereby inserted in the Agreement:

“3.      The “Subject Matter” of this Agreement includes without limitation all of Licensor’s rights in both domestic and foreign patents and patent applications for syringes and other medical devices or apparatus having or usable with retractable needles, medication delivery or dispensing systems and related devices for use with liquid medications or ingestible solid medications, including any continuation, continuation-in-part, division, reissue or reexamination thereof. This Agreement specifically includes the “Patent Properties” set forth below and all foreign counterparts thereof, and all foreign and domestic patents and patent applications for such Subject Matter and for Improvements thereof as filed by Licensee prior to or during the term of this Agreement that name Licensor as an inventor or co-inventor:

U.S. Patent	Issued	Entitled
5120310	05/09/1992	Nonreusable Syringe
5188613	02/23/1993	Nonreusable Syringe with Safety Clip
5267961	12/07/1993	Nonreusable Syringe with Safety Clip
5385551	01/31/1995	Nonreusable Syringe with Front Retraction
5389076	02/14/1995	Single Use Medical Device with Retraction Mechanism
5423758	06/13/1995	Retractable Fluid Collection Devise
5578011	11/26/1996	Tamperproof Retractable Syringe
5632733	05/27/1997	Tamperproof Retractable Syringe
5637092	06/10/1997	Syringe Plunger Locking Assembly
5779679	07/14/1998	Winged IV Catheter

5810775	09/22/1998	Cap Operated Retractable Medical Device
5817058	10/06/1998	Retractable Catheter Introducer Structure
5989220	11/23/1999	Self- Retracting IV Catheter Introducer
5997512	12/07/1999	Retractable Dental Syringe
6015438	01/18/2000	Full Displacement Retractable Syringe
6090077	07/18/2000	Syringe Plunger Handle Assembly and Barrel
6210371	04/03/2001	Winged IV Set
6221055	04/24/2001	Retractable Dental Syringe
6474472	11/04/2002	Safety Sharps Bagging Apparatus
6494863	12/17/2002	One-Use Retracting Syringe with Positive Needle Retention
6572584	06/03/2003	Retractable Syringe with Reduced Retraction Force
6872193	03/29/2005	IV Catheter Introducer with Retractable Needle
6872193	03/29/2005	IV Catheter Introducer with Retractable Needle
7351224	04/01/2008	Retractable Syringe Assembly Designed for One Use
D617453	06/08/2010	Syringe Barrel with Divided Petaloid Tip (Universal)
D617454	06/08/2010	Syringe Barrel with Divided Petaloid Tip (Patient Safe)
7740615	06/22/2010	IV Catheter Introducer with Retractable Needle - Continuation
D645962	09/27/2011	Housing for Collection Device for Bodily Fluids
8048031	11/01/2011	IV Catheter Introducer
D660420	05/22/2012	Housing for Collection Device for Bodily Fluids - CIP
8343094	01/01/2013	Universal Syringe with Retractable Needle
8469927	06/25/2013	Fluid Flow Control Device with Retractable Cannula
8496600	07/30/2013	Non-Reusable Collection Device for Bodily Fluids
8636688	01/28/2014	Universal Syringe with Retractable Needle
8777504	07/15/2014	Cleaning Tool
9138545	09/22/2015	Needle Retraction Apparatus (EasyPoint)
9245093	01/26/2016	Pill Dispensing System and Apparatus
9247899	02/02/2016	Blood Draw Device with Retractable Needle
D751691	03/15/2016	Housing for Blood Collection Set
9295790	03/29/2016	Syringe with Recessed Nose and Protective Guard for Use with Frontal Attachments
9302055	04/05/2016	Frontal Attachment Device For Syringe With Rotationally Activated Retractable Needle (EasyPoint)
9308353	04/12/2016	Needle Retraction Apparatus

9320469	04/26/2016	Retractable Needle for Blood Gas Sampling
9381309	07/05/2016	Frontal Attachment Device for Syringe with Pinch-Activated Retraction
9440033	09/13/2016	Fluid Flow Control Device with Retractable Cannula - Divisional
9642970	05/09/2017	Syringe with Retractable Needle and Moveable Plunger Seal
9694139	07/04/2017	Fluid Flow Control Device with Retractable Cannula - Divisional
9808602	11/7/2017	Needle Retraction Apparatus - Continuation
9814841	11/14/2017	Medical Device with Sliding Frontal Attachment and Retractable Needle
9931475	04/03/2018	Frontal Attachment Device for Syringe with Pinch-Activated Needle Retraction - Continuation
9956352	05/01/2018	Combined Medical Device with Sliding Frontal Attachment and Retractable Needle
D823463	07/17/2018	Frontal Attachment for Medical Device – Design
D823461	07/17/2018	Slimline Syringe with Offset Needle Retraction Chamber and Frontal Attachment -- Design
D823457	07/17/2018	Blood Collection Tube Holder with Offset Needle Retraction Chamber and Frontal Attachment -- Design
D823458	07/17/2018	Blood collection tube holder-- Design
D829891	10/02/2018	Syringe with Offset Needle Retraction Chamber and Frontal Attachment -- Design
D838842	01/22/2019	Syringe With Barrel Having Flat Top and Bottom Surface Portions-- Design
10342929	07/09/2019	Frontal Attachment Device for Syringe with Rotationally Activated Retractable Needle - Continuation
10391264	08/27/2019	Medical Device with Selectively Retractable Needle Cap
10568554	02/25/2020	Blood Collection Tube Holder with Slide-Activated Needle Retraction
10617831	04/14/2020	Frontal Attachment for Dental Syringe with Oblique Needle Advancement and Retraction
10625028	04/21/2020	Safety Syringe with Needle Redirection Device - Utility
10646148	05/12/2020	Bodily Fluid Collection Device with Integral Tube Seal - Non-Provisional
D894381	08/25/2020	Syringe Barrel (VI)
D914871S	03/30/2021	Syringe Barrel (I)
D914892	03/30/2021	Syringe Barrel (II)
D914873	03/30/2021	Syringe Barrel (III)
D914874	03/30/2021	Syringe Barrel (IV)
D914875	03/30/2021	Syringe Barrel (V)
11000217	05/11/2021	Blood Collection Tube Holder with Discharge Needle Displacement Member - Non-Provisional

2.            New Item 5. of SECTION ONE, SUBJECT MATTER. The following new Item 5. Is hereby inserted in the Technology License Agreement:

“5.      Licensor and Licensee believe that opportunities exist for Licensee to broaden its offerings of Licensed Products to include medication delivery systems for ingestible solid medications in addition to the delivery systems for administering liquid medications that are already being developed, made and sold by or through Licensee. Accordingly, to facilitate this expansion of Licensed Products and thereby provide additional value to Licensee, Licensor hereby agrees, subject to the other terms and conditions of the Technology License Agreement, to include United States Patent No. 9,245,093 for Pill Dispensing System and Apparatus in the Patent Properties licensed to Licensee.”

3.            Revised Item 4 of SECTION ONE, DEFINITIONS. The existing item “4.” of Section One, Definitions, of the Technology License Agreement is revised as follows:

“4.      “Products” and “Licensed Products” shall mean all syringes and fluid sampling devices having retractable needles or embodying other needle safety features, and all other medication delivery or dispensing systems and related devices for use with liquid medications or ingestible solid medications, and components thereof, whether assembled or unassembled, which comprise an invention described in “Licensed Patents,” and improvements thereof, including any and all products which employ an inventive concept disclosed or claimed in any of the Licensed Patents.”

4.              Revised Item 3 of SECTION THREE, CONSIDERATION. The second sentence of the third paragraph of Section Three, Consideration, of the Technology License Agreement is revised as follows:

“For purposes of this Agreement, a “Change in Control” shall mean (i) a sale, transfer or other conveyance of all or substantially all of the assets of Licensee on a consolidated basis; (ii) the acquisition of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), directly or indirectly, of securities representing fifty percent (50%) or more of the total number of votes that may be cast for the election of directors of Licensee; (iii) at least one-third of the members of the Board of Directors of Licensee are replaced during any four-year period by directors whose appointment or election is not endorsed by a majority of the Board of Directors of the Licensee before the date of appointment or election, excluding only those who die, retire voluntarily, are disabled or are otherwise disqualified in the interim between their nomination and the date of the appointment or election; (iv) Licensee merges or consolidates with another corporation or entity in which Licensee is not the surviving entity; or (v) Licensee becomes a majority-owned subsidiary of another corporation or entity.”

5.            Revised Item 2 of SECTION ELEVEN, TERMINATION. The existing item “2.” of Section Eleven, Termination, of the Technology License Agreement is revised as follows:

“2.      This Agreement is based upon the belief and understanding that innovative Licensed Products are beneficial to public health and safety needs but can provide such benefits only if they are widely distributed and publicly available at a commercially reasonable price. This belief and understanding were the foundation of the requests for the Small Business Innovation Research (SBIR) grants from the U.S. Federal Government that provided funding for early development work leading to the invention of many Licensed Products now subject to the Technology License Agreement, and for the continuing growth and success of Licensee as a profitable, independent business entity. Licensor and Licensee also share a common concern that a few recognized producers, distributors and sellers of medical products in the U.S. healthcare market have a strong interest in supporting existing pricing structures and market share and have the economic resources to initiate and pursue a hostile takeover of Licensee for the purpose of gaining control of Licensee and implementing business strategies that are contrary to the current policy and growth objectives of Licensee.

Licensor and Licensee agree that the provisions set forth below will become effective without further action by the parties immediately prior to the effectiveness of any Change in Control of Licensee which is not approved in advance of effectiveness by a majority vote of the Board of Directors of the Licensee (such event a “Hostile Takeover”):

A.          If, for any calendar quarter following a Hostile Takeover, the total amount of royalties paid to Licensor pursuant to the Technology License Agreement is lower than the amount of royalties paid to Licensor during the same calendar quarter of the prior year, Licensor shall have the immediate, unilateral right to terminate the Technology License Agreement and also terminate or cancel any license and or sublicense previously granted by Licensee pursuant to the Technology License Agreement. Alternatively, Licensor may elect in the exercise of Licensor’s sole discretion at any time thereafter upon written notice to Licensee, to convert the license previously granted to Licensee from exclusive to nonexclusive pursuant to such further conditions as may be reasonably required by Licensor. If Licensor exercises the right to terminate the Technology License Agreement or convert the license to nonexclusive following a Hostile Takeover, Licensee agrees to transfer promptly to Licensor without payment of further consideration by Licensor all of Licensee’s right, title and interest in “Patent Properties.” In such case, Licensor shall also retain the rights to access and use Information specified in Section Four, Item 2, without regard to whether the termination occurs within the first five (5) calendar years and without payment of consideration by Licensor to Licensee upon such termination.

B.            If, for any calendar quarter following a Hostile Takeover, the total unit sales of Licensed Products for which royalties are paid to Licensor pursuant to the Technology License Agreement are lower than the total unit sales for which royalties were paid to Licensor during the same calendar quarter of the prior year, Licensor shall have the immediate, unilateral right to terminate the Technology License Agreement and also terminate or cancel any license and or sublicense previously granted by Licensee pursuant to the Technology License Agreement. Alternatively, Licensor may elect, in the exercise of Licensor’s sole discretion at any time thereafter upon written notice to Licensee, to convert the license previously granted to Licensee from exclusive to nonexclusive pursuant to such further conditions as may be reasonably required by Licensor. If Licensor exercises the right to terminate the Technology License Agreement or convert the license to nonexclusive following a Hostile Takeover, Licensee agrees to transfer promptly to Licensor without payment of further consideration by Licensor all of Licensee’s right, title and interest in “Patent Properties.” In such case, Licensor shall also retain the rights to access and use Information specified in Section Four, Item 2, without regard to whether the termination occurs within the first five (5) calendar years and without payment of consideration by Licensor to Licensee upon such termination.

C.            If, for any calendar quarter following a Hostile Takeover, the amount of royalties paid to Licensor pursuant to the Technology License Agreement for any particular Licensed Product is lower than the amount of royalties paid to Licensor for such Licensed Product during the same calendar quarter of the prior year, Licensor shall have the immediate, unilateral right to terminate the Technology License Agreement as to such Licensed Product and also terminate or cancel any license and or sublicense previously granted by Licensee for such Licensed Product pursuant to the Technology License Agreement. Alternatively, Licensor may elect, in the exercise of Licensor’s sole discretion at any time thereafter upon written notice to Licensee, to convert the license previously granted to Licensee for such Licensed Product from exclusive to nonexclusive pursuant to such further conditions as may be reasonably required by Licensor. If Licensor exercises the right to terminate the Technology License Agreement or convert the license to nonexclusive following a Hostile Takeover, Licensee agrees to transfer promptly to Licensor without payment of further consideration by Licensor all of Licensee’s right, title and interest in “Patent Properties” relating to such Licensed Product. In such case, Licensor shall also retain the rights to access and use Information specified in Section Four, Item 2, without regard to whether the termination occurs within the first five (5) calendar years and without payment of consideration by Licensor to Licensee upon such termination.

D.            If, for any calendar quarter following a Hostile Takeover, the unit sales of any particular Licensed Product for which royalties paid to Licensor pursuant to the Technology License Agreement are lower than the unit sales for which royalties were paid to Licensor for such Licensed Product during the same calendar quarter of the prior year, Licensor shall have the immediate, unilateral right to terminate the Technology License Agreement as to such Licensed Product and also terminate or cancel any license and or sublicense previously granted by Licensee for such Licensed Product pursuant to the Technology License Agreement. Alternatively, Licensor may elect, in the exercise of Licensor’s sole discretion at any time thereafter upon written notice to Licensee, to convert the license previously granted to Licensee for such Licensed Product from exclusive to nonexclusive pursuant to such further conditions as may be reasonably required by Licensor. If Licensor exercises the right to terminate the Technology License Agreement or convert the license to nonexclusive following a Hostile Takeover, Licensee agrees to transfer promptly to Licensor without payment of further consideration by Licensor all of Licensee’s right, title and interest in “Patent Properties” relating to such Licensed Product. In such case, Licensor shall also retain the rights to access and use Information specified in Section Four, Item 2, without regard to whether the termination occurs within the first five (5) calendar years and without payment of consideration by Licensor to Licensee upon such termination.

E.            Following a Hostile Takeover, any attempt by a successor in interest to sublicense, sell or assign to another entity any substantial portion of Licensee that includes any rights granted by Licensor to Licensee under the Technology License Agreement shall automatically render the Technology License Agreement null and void as to such other entity but shall not extinguish any liability or obligation of Licensee to Licensor pursuant to the Technology License Agreement.

F.            Upon any termination or conversion of the Technology License Agreement by Licensor pursuant to any of paragraphs “A.” through “D.” above, Licensee also agrees to assign to Licensor all rights of Licensee at the time of such Hostile Takeover under any of Patent Properties that were previously assigned to Licensee by any employee of Licensee by reason of having been named as a co-inventor together with Thomas J. Shaw for any invention disclosed or claimed in any of the Patent Properties.”

6.            SECTION ELEVEN, TERMINATION, Item 3. The existing Item 3 of Section Eleven, Termination of the Technology License Agreement is deleted in its entirety.

7.          No Other Amendment: Definitions. Except as specifically modified and amended pursuant to this Third Amendment, the Technology License Agreement shall remain in full force and effect without revision thereto. Moreover, all capitalized terms used in this Third Amendment, unless otherwise defined herein or the context specifically provides otherwise, shall have the same meanings herein as attributed to such terms in the Technology License Agreement.

8.            Binding Effect. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns or, as appropriate, heirs and legal representatives.

9.          Applicable Law. THIS THIRD AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

10.          Jurisdiction and Venue. Any judicial proceeding brought by or against any party on any dispute arising out of this Third Amendment or any matter related thereto shall be brought in the state or federal courts of Dallas County, Texas, and, by execution and delivery of this Third Amendment each of the parties accepts for itself the exclusive jurisdiction and venue of the aforesaid courts as trial courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Third Amendment after exhaustion of all appeals taken (or by the appropriate appellate court if such appellate court renders judgment).

11.            Descriptive Headings: Language Interpretation. The descriptive headings of this Third Amendment are inserted for convenience only and do not constitute a part of this Third Amendment. In the interpretation of this Third Amendment, unless the context otherwise requires, (a) words importing the singular shall be deemed to import the plural and vice versa, (b) words denoting gender shall include all genders, and (c) references to parties, articles, sections, schedules, paragraphs and exhibits shall mean the parties, articles, sections, schedules, paragraphs and exhibits of and to this Third Amendment.

12.            Integration. This Third Amendment contains the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein. This Third Amendment supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

13.            Counterparts. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Third Amendment to produce or account for more than one such counterpart.

(Signature page follows.)

IN WITNESS WHEREOF, the undersigned have executed this Third Amendment to the Technology License Agreement as of the date first set forth above.

LICENSOR:	THOMAS J. SHAW
By: /s/ Thomas J. Shaw

LICENSEE:	RETRACTABLE TECHNOLOGIES, INC.
By: /s/ John W. Fort III
Title: Vice President and Chief Financial Officer